EXHIBIT 25


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) X

                           ------------------------

                        BANK ONE, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                          (I.R.S. employer
                                                          identification number)

1 Bank One Plaza, Chicago, Illinois                              60670-0120
 (Address of principal executive offices)                        (Zip Code)

                        Bank One, National Association
                       1 Bank One Plaza, Suite IL1-0120
                         Chicago, Illinois 60670-0120
                    Attn: Steven M. Wagner, (312) 732-3163
           (Name, address and telephone number of agent for service)


                           ------------------------
                              CWABS MASTER TRUST
              (Exact name of obligor as specified in its charter)


              Delaware                                        Applied For
   (State or other jurisdiction of                         (I.R.S. employer
   incorporation or organization)                        identification number)

c/o Wilmington Trust Company
Rodney Square North
Wilmington, Delaware                                      19890-0001
(Address of principal executive offices)                  (Zip Code)



         Revolving Home Equity Loan Asset Backed Notes, Series 2003-A
                        (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a)    Name and address of each examining or
            supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

            (b)    Whether it is authorized to exercise
            corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.


Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.


Item 16.    List of exhibits.   List below all exhibits filed as a
            part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise
               corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the
               Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 29th day of January, 2003.


                  Bank One, National Association,
                  Trustee

                  By   /s/ Steven M. Wagner
                      Steven M. Wagner
                      First Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                          January 29, 2003



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between CWABS Master Trust, and Bank One, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    Bank One, National Association



                                By:    /s/ Steven M. Wagner
                                       Steven M. Wagner
                                       First Vice President

                                  EXHIBIT 7



Legal Title of Bank:       Bank One, NA            Call Date: 9/30/02
Address:                   1 Bank One Plaza                              Cert #:  03618      Page RC-1
City, State  Zip:          Chicago, IL 60670

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet




                                                                                    Dollar Amounts in
                                                                                    thousands                   C300
                                                                                                                ----
                                                                                    RCON     BIL MIL THOU
                                                                                    ----     ------------
ASSETS
1.   Cash and balances due from depository institutions (from
     Schedule RC-A):                                                                RCON
                                                                                    ----
     a. Noninterest-bearing balances and currency and coin(1).                      0081      18,533,000        1.a
     b. Interest-bearing balances(2)..........................                      0071       2,933,000        1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B,
     column A)................................................                      1754               0        2.a
     b. Available-for-sale securities (from Schedule RC-B,
     column D)................................................                      1773      46,289,000        2.b
3.   Federal funds sold and securities purchased under agreements to resell
     a. Federal funds sold in domestic offices................                      B987       8,550,000
     b. Securities Purchased under agreements to resell.......                      B989       1,424,000        3.
4. Loans and lease financing receivables: (from Schedule
     RC-C):                                                                         RCON
                                                                                    ----
     a. Loans and leases held for sale .......................                      5369       2,810,000        4.a
     b. Loans and leases, net of unearned income..............                      B528     113,615,000        4.b
     c. LESS: Allowance for loan and lease losses.............                      3123       2,984,000        4.c
     d. Loans and leases, net of unearned income and
     allowance (item 4.b minus 4.c)........................                         B529     110,631,000        4.d
5.   Trading assets (from Schedule RC-D)......................                      3545       5,067,000        5.
6.   Premises and fixed assets (including capitalized leases).                      2145       1,178,000        6.
7.   Other real estate owned (from Schedule RC-M).............                      2150          73,000        7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)................                      2130         171,000        8.
9.   Customers' liability to this bank on acceptances
     outstanding..............................................                      2155         219,000        9.
10.  Intangible assets........................................
     a.  Goodwill.............................................                      3163         510,000        10.a
     b.  Other intangible assets (from Schedule RC-M).........                      0426           1,000        10.b
11.  Other assets (from Schedule RC-F)........................                      2160       7,855,000        11.
12.  Total assets (sum of items 1 through 11)................                      2170     206,244,000        12.

------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.


Legal Title of Bank:         Bank One, N.A.           Call Date:  9/30/02
Address:                     1 Bank One Plaza                                  Cert #"  03618     Page   RC-2
City, State  Zip:            Chicago, IL 60670

Schedule RC-Continued


                                                                                                   Dollar Amounts in
                                                                                                       Thousands
                                                                                                       ---------
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C                       RCON
                                                                                    ----
        from Schedule RC-E)...................................                      2200              111,004,000      13.a
       (1) Noninterest-bearing(1).............................                      6631               41,460,000      13.a1
       (2) Interest-bearing...................................                      6636               69,544,000      13.a2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs               RCFN
                                                                                    ----
        (from Schedule RC-E, part II).........................                      2200               22,952,000      13.b
       (1)  Noninterest-bearing...............................                      6631                  850,000      13.b.1
       (2)  Interest-bearing..................................                      6636               22,102,000      13.b.2
14.  Federal funds purchased and securities sold under                              RCFN
     agreements to repurchase                                                       ----
     a. Federal funds purchased in domestic offices (2).......                      B993                7,440,000      14.a
     b. Securities sold under agreements to repurchase (3)....                      RCFD
                                                                                    ----
                                                                                    B995                8,927,000      14.b
15.  Trading Liabilities(from Schedule RC-D)..................                      3548                4,784,000      15.
16.  Other borrowed money (includes mortgage indebtedness and                       3190               22,113,000      16.
     obligations under capitalized leases) (from Schedule
     RC-M)....................................................
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.                      2920                  219,000      18.
19.  Subordinated notes and debentures (2)....................                      3200                4,564,000      19.
20.  Other liabilities (from Schedule RC-G)...................                      2930                8,321,000      20.
21.  Total liabilities (sum of items 13 through 20)...........                      2948              190,324,000      21.
22.  Minority interest in consolidated subsidiaries...........                      3000                   63,000      22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............                      3838                        0      23.
24.  Common stock.............................................                      3230                  201,000      24.
25.  Surplus (exclude all surplus related to preferred stock).                      3839                8,457,000      25.
26.  a. Retained earnings....................................                       3632                6,936,000      26.a
     b. Accumulated other comprehensive income (3)...........                       B530                  263,000      26.b
27.  Other equity capital components (4)......................                      A130                        0      27.
28.  Total equity capital (sum of items 23 through 27)........                      3210               15,857,000      28.
29.  Total liabilities, minority interest, and equity capital                       3300              206,244,000      29.
     (sum of items 21, 22, and 28)............................

Memorandum
To be reported only with the March Report of Condition
                                                                                            -----------------------
1.   Indicate in the box at the right the number of the statement below that                RCON          Number       Number
     best describes the most comprehensive level of auditing work performed                 -----------------------    M.I.
     for the bank by independent external auditors as of any date                           6724           N/A
     during 2001 . . . . . . . . . . . . . . . . . . . . . . . . . .. . . .                 -----------------------

1 =  Independent audit of the bank conducted in accordance              5 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank               authority)
2 =  Independent audit of the bank's parent holding company             6 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing                auditors
     standards by a certified public accounting firm which              7 =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                    external auditors
     (but not on the bank separately)                                   8 =  Other audit procedures (excluding tax preparation work)
3 =  Attestation on bank management's asseertion on the                 9 =  No external audit work
     effectiveness of internal control over financial reporting by a certified public accounting firm.
4 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state
     chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4)  Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.